EXHIBIT 23(c)

CONSENT OF INDEPENDENT BUSINESS VALUATION EXPERTS

     We hereby consent to the references made to Taylor Consulting Group, Inc. under the headings "Determination of Offering Price" and "Experts" in this Registration Statement on Form S-2.

/s/ Taylor Consulting Group, Inc.


Atlanta, Georgia
July 22, 2004